UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XTENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF
2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2007

To our Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of XTENT, Inc. (“XTENT”). The meeting will be held at our principal executive offices located at 125 Constitution Drive, Menlo Park, California 94025-1118 on June 20, 2007, for the following purposes:

1.                To elect one Class I director, to serve for a three-year term which will expire at the 2010 Annual Meeting of Stockholders or until such time as a successor has been duly elected and qualified;

2.                To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.                To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The meeting will begin promptly at 9:00 a.m. local time, and check-in will begin at 8:30 a.m. local time. Only those who are XTENT (Nasdaq: XTNT) common stockholders of record at the close of business on May 10, 2007 will be entitled to receive notice of, and vote at, the Annual Meeting and any postponements or adjournments of the meeting. If you are a stockholder of record, you will be asked to present proof of identification for admission to the annual meeting. If your shares are held in the name of a broker, bank or other nominee, you may be asked to present a statement from your broker, bank or other nominee, reflecting your beneficial ownership of XTENT common stock as of May 10, 2007 as well as a proxy from the record-holder to you, for admission to the 2007 Annual Meeting. Please be prepared to provide this documentation if requested.

For a period of at least 10 days prior to the meeting, during normal business hours, at our principal executive offices located at 125 Constitution Drive, Menlo Park, California 94025-1118, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose in connection with the Annual Meeting.

By order of the Board of Directors,
By:
Gregory D. Casciaro
President, Chief Executive Officer and Director
Menlo Park, California
May 17, 2007

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY. YOU MAY VOTE THROUGH THE INTERNET OR BY TELEPHONE, IN EACH CASE AS INSTRUCTED ON THE ENCLOSED PROXY CARD; OR, YOU MAY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS

XTENT, Inc. offers electronic delivery of materials for its 2008 Annual Meeting of Stockholders. As an alternative to receiving printed copies of these materials in 2008 and in future years, you can elect to receive an e-mail which will provide an electronic link to these documents and allow you to conduct your voting online. By registering for electronic delivery, you can conveniently receive stockholder communications as soon as they are available without waiting for them to arrive via postal mail. You can also reduce the number of documents in your personal files, eliminate duplicate mailings, help us reduce our printing and mailing expenses and conserve natural resources.

HOW TO ENROLL

Stockholders of Record

You are a stockholder of record if you hold your shares in certificate form. If you vote on the Internet at www.investorvote.com, simply follow the directions for enrolling in the electronic delivery service. You also may enroll in the electronic delivery service at any time in the future by going directly to www.computershare.com/us/ecomms and following the instructions.

Beneficial Stockholders

You are a beneficial stockholder if your shares are held by a brokerage firm, bank or other nominee. Please check with your bank, broker or relevant nominee regarding the availability of this service, or go to www.icsdelivery.com.

i

ii

PROXY STATEMENT
FOR
2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2007

The Board of Directors of XTENT, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2007 Annual Meeting of Stockholders to be held on June 20, 2007, beginning at 9:00 a.m., local time, at our principal executive offices located at 125 Constitution Drive, Menlo Park, California 94025-1118, and at any postponements or adjournments thereof. This Proxy Statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this Proxy Statement: the terms “we,” “our,” “XTENT” and our “Company” each refer to XTENT, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this Proxy Statement, the enclosed proxy card and our Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission on April 27, 2007, which you should read; and the term “Annual Meeting” means our 2007 Annual Meeting of Stockholders.

We are sending these proxy materials on or about May 17, 2007 (the “Proxy Date”), to all stockholders of record at the close of business on May 10, 2007 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date which was May 10, 2007. As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

What is the purpose of the annual meeting?

At our meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this Proxy Statement), each of which is described more fully in this Proxy Statement. In addition, management will report on the performance of our Company and respond to questions from stockholders.

Who is entitled to attend the meeting?

You are entitled to attend the meeting only if you were an XTENT stockholder (or joint holder) of record as of the close of business on May 10, 2007, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:30 a.m., local time.

Who is entitled to vote at the meeting?

Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote at the meeting, and at any postponements or adjournments thereof.

How many shares must be present to conduct business?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What will be voted on at the meeting?

The items of business scheduled to be voted on at the meeting are as follows:

1.     the election of one nominee to serve as a Class I director on our Board; and

2.     the ratification of the appointment of our independent registered public accounting firm for the 2007 fiscal year.

These proposals are described more fully below in this Proxy Statement. As of the date of this Proxy Statement, the only business that our Board intends to present or knows of that others will present at the meeting is set forth in this Proxy Statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board recommend that I vote?	Our Board recommends that you vote your shares “FOR” the director nominee and “FOR” the ratification of the appointment of the independent registered public accounting firm for the 2007 fiscal year.
What shares can I vote at the meeting?

You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered to be, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to XTENT or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. XTENT stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope. In addition, if you are a stockholder of record, you may grant a proxy to vote your shares at the annual meeting by telephone, by calling 1-800-652-8683 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 11:00 p.m. Pacific Time on June 19, 2007, the day before the annual meeting. Alternatively, as a stockholder of record, you may vote via the Internet at any time prior to 11:00 p.m. Pacific Time on June 19, 2007, the day before the annual meeting, by going to http://www.investorvote.com to create an electronic ballot. If you vote by telephone or the Internet, you will be required to provide the control number contained on your proxy card. If your shares are held in street name, your proxy card may contain instructions from your broker, bank or nominee that allow you to vote your shares using the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

How can I vote my shares in person at the meeting?

Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?

You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within XTENT or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to XTENT management.

How are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Director. You may vote “FOR” the director nominee, “AGAINST” the director nominee, or you may choose to “WITHHOLD” your vote for the director nominee by striking through the nominee’s name on your proxy. The director nominee receiving a majority of the affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as the Class I director for a three year term. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to the director indicated, however, it will be counted for purposes of determining whether there is a quorum.

Ratification of Independent Registered Public Accounting Firm. For the ratification of the appointment of our independent registered public accounting firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you choose to “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” our Company’s nominee to the Board and “FOR” ratification of the independent registered public accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What is a “broker non-vote”?

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. The election of a director and the ratification of the appointment of independent registered public accounting firm are considered routine matters. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” our Company’s nominee to the Board and “FOR” ratification of the independent registered public accounting firm. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of a director), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?

Other than the two proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Edward W. Unkart (a Director and Chairman of our Audit Committee) and Timothy D. Kahlenberg (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, the nominee for director is not available as a candidate, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our Board.

Who will serve as inspector of election?	We expect a representative of Computershare Trust Company, N.A., our transfer agent, to tabulate the votes and act as inspector of election at the meeting.
What should I do if I receive more than one proxy?

You may receive more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each XTENT proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who is paying the costs?

Your vote is being solicited on behalf of the Board of our Company, and our Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement.

How can I find out the results of the voting?	We intend to announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2007.
What is the deadline for proposing action or director candidates?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the XTENT Proxy Statement for the annual meeting to be held in 2008, the written proposal must be received by the Secretary of the Company at our principal executive offices no earlier than February 20, 2008 and not later than March 21, 2008. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our Proxy Statement will instead be a reasonable time before we begin to print and mail next year’s proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the U.S. Securities and Exchange Commission (the “SEC”). Proposals should be addressed to:

Secretary
XTENT, Inc.
125 Constitution Drive
Menlo Park, California 94025-1118

Nomination of Director Candidates: If you wish to propose a director candidate for consideration by our Board, your recommendation should include information required by the Bylaws of XTENT and should be directed to the Secretary of XTENT at the address of our principal executive offices set forth above. In addition, the stockholder must submit the recommendation within the time period set forth above for Stockholder Proposals.

Copy of Bylaw Provisions: You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information concerning our executive officers and directors, as of April 1, 2007:

Name	Age	Position
Gregory D. Casciaro	50	President, Chief Executive Officer and Director
Timothy D. Kahlenberg	47	Chief Financial Officer
Bernard H. Andreas	49	Vice President of Research and Development
Randolph E. Campbell	49	Chief Technical Officer
Jeffry J. Grainger	44	Vice President of Corporate Affairs and General Counsel
Philippe H. Marco, M.D.	43	Vice President of Quality Assurance, Clinical and Regulatory Affairs
Brian J. Walsh	42	Vice President of Sales and Marketing
Henry A. Plain, Jr.(2)	49	Chairman of the Board of Directors
Robert C. Bellas, Jr.(1)(3)	65	Director
Michael A. Carusi(2)	41	Director
Robert E. Flaherty(1)(2)	61	Director
Patrick F. Latterell(3)	48	Director
Edward W. Unkart(1)	57	Director
Allan R. Will(3)	53	Director

(1)          Member of the Audit Committee.

(2)          Member of the Compensation Committee.

(3)          Member of the Nominating and Corporate Governance Committee.

Gregory D. Casciaro has served as our President, Chief Executive Officer and a member of our Board since September 2004. From February 2000 to August 2003, Mr. Casciaro was the President and Chief Executive Officer and a director of Orquest, a medical technology company. Mr. Casciaro also currently serves on the board of directors of a privately-held company. Mr. Casciaro holds a B.A. in Business Administration from Marquette University.

Timothy D. Kahlenberg has served as our Chief Financial Officer since April 2006. From May 2005 to April 2006, Mr. Kahlenberg was the director of finance at Medtronic, a medical technology company. From August 1999 to February 2004, Mr. Kahlenberg was the President and Chief Financial Officer of LuMend, a developer of medical devices to treat chronic total occlusions, which was acquired by Cordis Corporation, a Johnson & Johnson company, in September 2005. Mr. Kahlenberg holds a B.S. in Quantitative Business Analysis and an M.B.A. from Indiana University.

Bernard H. Andreas is one of our founders and has served as our Vice President of Research and Development since December 2005. From October 2002 to December 2005, Mr. Andreas served as our Engineering Director of Research and Development. From May 2000 to September 2002, Mr. Andreas served as the Engineering Director of Research and Development at The Foundry, a medical device incubator, where he contributed to the conception, evaluation and development of our custom-length stent technology. Mr. Andreas holds a B.S. in Mechanical Engineering and Materials Science from the University of California, Davis.

Randolph E. Campbell has served as our Chief Technical Officer since April 2004. From October 2001 to April 2004, Mr. Campbell served as the Vice President of Manufacturing at Emphasys Medical, a developer of medical devices for the treatment of chronic obstructive pulmonary disease. From

January 1994 to September 2001, Mr. Campbell was the Vice President of Operations at Perclose, a developer of vascular access closure devices, which was acquired by Abbott Laboratories in November 1999. Mr. Campbell holds a B.S. in Chemical Engineering from the University of California, Berkeley.

Jeffry J. Grainger has served as our Vice President of Corporate Affairs and General Counsel since January of 2006. From September 2003 to December 2005, Mr. Grainger served as our Vice President of Legal Affairs. In October 2002, Mr. Grainger founded Grainger Intellectual Property Law and served as counsel to various medical technology companies. From June 2000 to October 2002, Mr. Grainger served as Chief Strategy Officer and a member of the board of directors of First to File, a developer of electronic patent development, filing and management systems. From June 1993 to June 2000, Mr. Grainger served as Chief Patent Counsel of Heartport, a manufacturer of cardiac surgery products, which was acquired by Johnson & Johnson in April 2001. Mr. Grainger holds a B.S. in Mechanical Engineering from Stanford University and a J.D. from the University of Washington.

Philippe H. Marco, M.D. has served as our Vice President of Quality Assurance, Clinical and Regulatory Affairs since January 2003. From July 1996 to December 2002, Dr. Marco served as the Director of Medical Affairs at Perclose. Following the acquisition of Perclose by Abbott Laboratories, Dr. Marco was responsible for worldwide clinical and regulatory affairs for Abbott Laboratories’ cardiovascular device division. Dr. Marco holds a M.D. from the University of Limoges and the University of Toulouse and completed a fellowship at the Pacific Foundation for Cardiovascular Research at Sequoia Hospital.

Brian J. Walsh has served as our Vice President of Sales and Marketing since February 2004. From April 2002 to January 2004, Mr. Walsh served as Vice President of Sales and Marketing of Ventrica, a developer of automated magnetic devices for cardiac surgery, which was acquired by Medtronic. From June 2001 to April 2002, Mr. Walsh served as Director of Sales for Artemis Medical, a medical device company, which was acquired by Johnson & Johnson. From April 2001 to April 2002, Mr. Walsh was a sales, marketing and research and development consultant at the Cardiovations Division of Ethicon, a Johnson & Johnson company that develops cardiovascular surgical products and technologies. From June 1996 to April 2001, Mr. Walsh held various positions at Heartport prior to its acquisition by Johnson & Johnson, including Director of Sales for the Northeastern United States. Mr. Walsh holds a B.S. in Marketing from St. Joseph’s University.

Henry A. Plain, Jr. has served on our Board since June 2002 and as Chairman of our Board since October 2004. Mr. Plain also served as our President and Chief Executive Officer from June 2002 to October 2004. Mr. Plain has been the Vice Chairman of the board of directors of The Foundry since July 2000. From February 1993 to November 1999, Mr. Plain was the President and Chief Executive Officer and a member of the board of directors of Perclose and directed Perclose through an initial public offering, a secondary offering and an acquisition by Abbott Laboratories in November 1999. Following the acquisition of Perclose by Abbott Laboratories, Mr. Plain served as the President of Perclose and Vice President of Hospital Products Division at Abbott Laboratories until May 2000. Mr. Plain also serves on the boards of several privately-held medical device companies. Mr. Plain holds a B.S. in Business Administration from the University of Missouri, Columbia.

Robert C. Bellas, Jr. has served on our Board since July 2002. Mr. Bellas has been a General Partner at Morgenthaler Ventures, a venture capital firm, since January 1984. Mr. Bellas also serves on the boards of several privately-held healthcare and information technology companies. Mr. Bellas holds a B.S. in Engineering, Math, Chemistry and Physics from the U.S. Naval Academy and an M.B.A. from Stanford University.

Michael A. Carusi has served on our Board since May 2003. He has been a General Partner at Advanced Technology Ventures, a venture capital firm, since October 1998. Mr. Carusi also serves on the boards of several privately-held life sciences and medical device companies. Mr. Carusi holds a B.S. in Mechanical Engineering from Lehigh University and an M.B.A. from Dartmouth College.

Robert E. Flaherty has served on our Board since January 2007. Mr. Flaherty served as Chairman, President and Chief Executive Officer of Athena Diagnostics, a commercial laboratory company, since 1992. Athena Diagnostics was acquired by Thermo Fisher Scientific in November 2006. Prior to Athena Diagnostics, Mr. Flaherty was employed by Becton, Dickinson and Company, a medical technology company, and held various positions including President of the Becton Dickinson Division. Mr. Flaherty currently serves on the board of directors of AngioDynamics and is a member of its audit and compensation committees. Mr. Flaherty holds a B.S. in Industrial Engineering from Lehigh University and an M.B.A. from Harvard University.

Patrick F. Latterell has served on our Board since July 2002. Mr. Latterell is the founder of Latterell Venture Partners, a venture capital firm, and has served as the Managing Member of its general partner entities since 2001. Prior to forming Latterell Venture Partners, Mr. Latterell was a General Partner at Venrock Associates, which he joined in 1989. Mr. Latterell served as Chairman of the National Venture Capital Association Medical Industry Group in 2003 and 2004, and also serves on the boards of several privately-held medical device companies. Mr. Latterell holds an S.B. in Biological Sciences and an S.B. in Economics from the Massachusetts Institute of Technology, and an M.B.A. from Stanford University.

Edward W. Unkart has served on our Board since August 2006. Since January 2005, Mr. Unkart has served as Vice President of Finance and Administration and Chief Financial Officer of SurgRx, a manufacturer of medical devices used in surgery. From June 2004 to December 2004, Mr. Unkart was an independent consultant. From May 2001 to May 2004, Mr. Unkart served as Vice President of Finance and Administration and Chief Financial Officer of Novacept, a manufacturer of medical devices for women’s healthcare, which was acquired by Cytyc Corporation in March 2004. From February 1999 to March 2001, Mr. Unkart was the Vice President of Finance and Administration and Chief Financial Officer of Praxon, a manufacturer of small business telephone systems. A petition was filed on behalf of Praxon under the federal bankruptcy laws in June 2001. From October 1995 to December 1998, Mr. Unkart served as the Vice President of Finance and Administration and Chief Financial Officer of FemRx, a manufacturer of medical devices for women’s healthcare, which was acquired by Johnson & Johnson in November 1998. Mr. Unkart currently serves on the board of directors of VNUS Medical Technologies, a publicly-traded medical device company, and is the chairperson of its audit committee. Mr. Unkart also serves on the board of directors of various privately-held medical device companies. Mr. Unkart is a Certified Public Accountant and holds a B.S. in Statistics and an M.B.A. from Stanford University.

Allan R. Will has served on our Board since July 2002 and as Chairman of our Board from July 2002 to October 2004. Mr. Will has been a Managing Director of Split Rock Partners, a venture capital firm, since July 2004. From November 2002 to June 2004, Mr. Will was a General Partner at St. Paul Venture Capital, a venture capital firm. Mr. Will is the founder and Chairman of the board of directors of The Foundry and served as its Chief Executive Officer from 1998 until 2002. Mr. Will also served as the interim Chief Executive Officer of Concentric Medical from 2001 to 2002, as Chief Executive Officer of Evalve from 1999 to 2000, as the President and Chief Executive Officer of AneuRx from 1994 to 1997. Mr. Will also serves on the boards of several privately-held medical device companies. Mr. Will holds a B.S. in Zoology from the University of Maryland and an M.S. in Management from the Massachusetts Institute of Technology.

Executive Officers

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among our directors and officers.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of XTENT common stock as of April 1, 2007, except where otherwise noted, by:

•       each stockholder known by us to own beneficially more than 5% of our common stock;

•       each of our executive officers named in the summary compensation table on page 23 (our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers);

•       each of our directors; and

•       all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole voting power, shared voting power, or investment power and includes any shares that the individual has the right to acquire within 60 days of April 1, 2007 through the exercise of any stock option or other right. The number and percentage of shares “beneficially owned” is computed on the basis of 22,863,171 shares of XTENT common stock outstanding as of April 1, 2007. Shares of our common stock that a person has the right to acquire within 60 days of April 1, 2007 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and dispositive power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for whom an address is not otherwise provided is c/o XTENT, Inc., 125 Constitution Drive, Menlo Park, California 94025-1118.

	Beneficial Ownership		Percentage of Shares Outstanding
Beneficial Owner	Number of Shares	Options and Warrants Exercisable Within 60 Days	Approximate Percent Owned
5% Stockholders
Morgenthaler Partners VI, L.P.(1)	5,085,243	—	22.3%
Funds affiliated with Advanced Technology Ventures(2)	2,999,393	—	13.1
Funds affiliated with Latterell Venture Partners(3)	2,828,190	—	12.4
St. Paul Venture Capital VI, L.L.C.(4)	2,615,135	—	11.5
Named Executive Officers and Directors
Gregory D. Casciaro(5)	641,500	363,000	4.3
Timothy D. Kahlenberg	—	170,911	*
Randolph E. Campbell(6)	258,250	61,634	1.4
Jeffry J. Grainger(7)	124,500	56,500	*
Brian J. Walsh	50,000	131,000	*
Henry A. Plain, Jr.(8)	507,656	—	2.2
Robert C. Bellas, Jr.(1)	5,085,243	—	22.3
Michael A. Carusi(2)	2,999,393	—	13.1
Robert E. Flaherty(9)	3,685	—	*
Patrick F. Latterell(3)	2,828,190	—	12.4
Edward W. Unkart	8,333	—	*
Allan R. Will(4)	2,775,291	—	12.2
All executive officers and directors as a group (14 persons)	15,563,697	863,388	69.3

*                    Indicates ownership of less than 1%.

(1)          Includes 5,085,243 shares held by Morgenthaler Partners VI, L.P. Robert C. Bellas, Jr. shares voting and investment power with Gary J. Morgenthaler, Robert D. Pavey, John D. Lutsi, G. Gary Shaffer, Gary R. Little, Peter G. Taft, Theodore A. Laufik and Paul R. Levine, the other managing members of Morgenthaler Management Partners VI, L.L.C., the general partner of Morgenthaler Partners VI, L.P., with respect to shares held by Morgenthaler Partners VI, L.P. Each managing member disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. The address for Morgenthaler Partners VI, L.P. is 2710 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(2)          Includes 2,409,589 shares held by Advanced Technology Ventures VII, L.P., 402,776 shares held by Advanced Technology Ventures VI, L.P., 96,694 shares held by Advanced Technology Ventures VII (B), L.P., 46,477 shares held by Advanced Technology Ventures VII (C), L.P., 25,708 shares held by ATV Entrepreneurs VI, L.P., 14,359 shares held by ATV Entrepreneurs VII, L.P., and 3,790 shares held by ATV Alliance 2002, L.P. ATV Associates VII, L.L.C. is the general partner of Advanced Technology Ventures VII, L.P., Advanced Technology Ventures VII (B), L.P., Advanced Technology Ventures VII (C), L.P. and ATV Entrepreneurs VII, L.P. ATV Associates VI, L.L.C. is the general partner of Advanced Technology Ventures VI, L.P. and ATV Entrepreneurs VI, L.P. ATV Capital Management, Inc. is the sole member of ATV Alliance Associates, L.L.C., the general partner of ATV Alliance 2002, L.P. Michael A. Carusi, Steve Baloff, Wes Raffel, Bob Hower, Jean George and Bill Wiberg, as managing directors of ATV Associates VII, L.L.C., share voting and investment power with respect to shares held by Advanced Technology Ventures VII, L.P., Advanced Technology Ventures VII (B), L.P., Advanced Technology Ventures VII (C), L.P., and ATV Entrepreneurs VII, L.P. Michael A. Carusi, Steve Baloff, Pieter Schiller and Wes Raffel, as managing directors of

ATV Associates VI, L.L.C., share voting and investment power with respect to shares held by Advanced Technology Ventures VI, L.P. and ATV Entrepreneurs VI, L.P. Jean George, as the sole manager of ATV Alliance Associates, L.L.C., has voting and investment power with respect to shares held by ATV Alliance 2002, L.P. Each managing director and manager disclaims beneficial ownership of these shares, except to the extent of his or her pecuniary interest therein. Mr. Carusi’s address is c/o Advanced Technology Ventures, 1000 Winter Street, Suite 3700, Waltham, MA 02451.

(3)          Includes 2,020,425 shares held by Latterell Venture Partners II, L.P., 586,574 shares held by Latterell Venture Partners, L.P., 196,458 shares held by Latterell Venture Partners III, L.P., 9,822 shares held by LVP III Associates, L.P., 4,911 shares held by LVP III Partners, L.P., and 10,000 shares held by Latterell Management Company, L.L.C. Latterell Capital Management, L.L.C. is the general partner of Latterell Venture Partners, L.P., Latterell Capital Management II, L.L.C. is the general partner of Latterell Venture Partners II, L.P., and Latterell Capital Management III, L.L.C. is the general partner of Latterell Venture Partners III, L.P., LVP III Associates, L.P. and LVP III Partners, L.P. Patrick F. Latterell shares voting and investment power with Laurence A. Lasky, Stephen M. Salmon and James N. Woody, the other members of Latterell Capital Management, L.L.C., Latterell Capital Management II, L.L.C., Latterell Capital Management III, L.L.C. and Latterell Management Company, L.L.C. Each member disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Mr. Latterell’s address is c/o Latterell Venture Partners, 1 Embarcadero Center, Suite 4050, San Francisco, CA 94111.

(4)          Includes 2,615,135 shares held by St. Paul Venture Capital VI, L.L.C. The St. Paul Travelers Companies, Inc., a publicly-traded company, owns 100% of, and has appointed all of the members of the board of directors of St. Paul Fire and Marine Insurance Company, which owns a controlling interest of St. Paul Venture Capital VI, L.L.C. Split Rock Partners, L.L.C., together with Vesbridge Partners, L.L.C. is the manager of St. Paul Venture Capital VI, L.L.C., however, voting and investment power are delegated solely to Split Rock Partners, L.L.C. Allan R. Will, David Stassen, Michael Gorman and James Simons, as managing directors of Split Rock Partners, L.L.C., share voting and investment power with respect to the shares held by St. Paul Venture Capital VI, L.L.C. Voting and investment power over shares held by St. Paul Venture Capital VI, L.L.C. above may be deemed to be shared with The St. Paul Travelers Companies, Inc., St. Paul Fire and Marine Insurance Company and Split Rock Partners, L.L.C. due to the affiliate relationships described above. Each managing director and each of these entities disclaim beneficial ownership of these shares, except to the extent of his or their pecuniary interest therein. Mr. Will’s address is c/o Split Rock Partners, L.L.C., 1600 El Camino Real, Suite 290, Menlo Park, CA 94025. The address for St. Paul Venture Capital VI, L.L.C. is 10400 Viking Drive, Suite 550, Eden Prarie, MN 55344.

(5)          217,500 of these shares were subject to our right of repurchase as of April 1, 2007.

(6)          84,048 of these shares are subject to our right of repurchase as of April 1, 2007.

(7)          24,022 of these shares are subject to our right of repurchase as of April 1, 2007.

(8)          Henry A. Plain, Jr.’s address is c/o The Foundry, Inc., 199 Jefferson Drive, Menlo Park, CA 94025.

(9)          Robert E. Flaherty was appointed to our Board on January 27, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms received by us, or written representations that no Forms 3, 4 or 5 were required from certain reporting persons, all reports have been timely filed.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our Board of Directors consists of eight directors. The Board has the authority to further increase the size of the Board from time to time. The current directors are Robert C. Bellas, Jr., Michael A. Carusi, Gregory D. Casciaro, Robert E. Flaherty, Patrick F. Latterell, Henry A. Plain, Jr., Edward W. Unkart and Allan R. Will. Our Board has determined that Messrs. Carusi, Flaherty, Latterell, Unkart and Will are independent directors under the listing standards established by the rules of the NASDAQ Stock Market, Inc. (“Nasdaq”).

Board and Committee Meetings

In the year ended December 31, 2006, the Board of Directors held eight regular meetings. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. None of the members of the Audit, Compensation or Nominating and Corporate Governance Committees was an officer or employee of our company in 2006. From time to time, our Board may also create ad hoc committees for special purposes. The Compensation Committee met four times during 2006. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees on which he served that were held in 2006. We also encourage, but do not require our Board members to attend the annual meetings of our stockholders. Our company was a private company in 2006 and did not hold an Annual Meeting in 2006. The function and membership of each of these committees is described below.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert C. Bellas, Jr.	member	—	member
Michael A. Carusi	—	member	—
Gregory D. Casciaro.	—	—	—
Robert E. Flaherty	member	member*	—
Patrick F. Latterell	—	—	member
Henry A. Plain, Jr.	—	member	—
Edward W. Unkart	member*	—	—
Allan R. Will	—	—	member*

*                    indicates the chairman of each standing committee of the Board.

Audit Committee.   The audit committee is responsible for the appointment, compensation and oversight of our external auditors. It reviews and provides direction with regard to our internal accounting procedures and reviews our financial statements and filings. The committee operates under a written charter adopted by our Board, which is attached to this Proxy Statement as Appendix A and may also be reviewed at our Company website. The audit committee currently consists of Messrs. Bellas, Flaherty and Unkart. Mr. Unkart is the chairperson of our audit committee and is our audit committee financial expert, as currently defined under the SEC rules. Mr. Bellas is currently the only member of the Audit Committee who is not considered to be independent within the meaning of applicable SEC and Nasdaq rules. Mr. Bellas is a Managing Member of Morgenthaler Management Partners VI, L.L.C., the Managing Partner of Morgenthaler Partners VI, L.P.  Our board has determined to keep Mr. Bellas on the audit committee based on his qualifications and experience. Until we locate a suitable replacement for him, we plan to rely on the SEC and Nasdaq rules for phasing in new independent audit committee members.  The Company does not believe its reliance on the SEC and Nasdaq rules for phasing in new independent audit committee members will have any material adverse affect on the Audit Committee’s ability to act independently. We intend to comply with future requirements to the extent they become applicable to us. The Audit Committee did not meet during 2006 when our company was a private company.

Compensation Committee.   It is the responsibility of the compensation committee to establish review and recommend the compensation and benefits for our chief executive officer and establish the compensation and benefits for our executive officers. This committee is also responsible for the administration of our stock plans and establishing and reviewing the general policies relating to compensation and employment benefits for our employees. The committee operates under a written charter adopted by our Board, which may be reviewed at our Company website, www.xtentinc.com, under “Company—Investor Relations—Corporate Governance.”  The compensation committee members are currently Messrs. Carusi, Flaherty and Plain. Mr. Flaherty is the chairperson of our compensation committee. He and Mr. Carusi are independent, within the meaning of applicable SEC and Nasdaq rules. Mr. Plain is currently not considered to be independent. Our board has determined to keep Mr. Plain on the compensation committee in reliance on Nasdaq Rule 4350(c)(3)(c) based on his qualifications and experience. We expect Mr. Plain to become independent by October 2007. We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us. The compensation committee held four meetings during 2006.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance committee is responsible for reviewing and assessing the composition of the board with regard to its fiduciary obligations, assisting the board in identifying potential candidates to serve as board members, recommending director candidates, recommending members for each board committee, ensuring that we enact and follow appropriate governance standards and oversees the evaluation of the board and management. The committee operates under a charter adopted by our Board, which may be reviewed at our Company website, www.xtentinc.com, under “Company—Investor Relations—Corporate Governance.”  The committee membership currently consists of Messrs. Will, Latterell and Bellas. Mr. Will is the chairperson of our Nominating and Corporate Governance committee. Mr. Bellas is currently not considered to be independent and our board has determined to keep Mr. Bellas on the Nominating and Corporate Governance committee based on his qualifications. We believe that the composition and functioning of our Nominating and Corporate Governance committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to us. The Nominating and Corporate Governance Committee did not meet during 2006 when our Company was a private company.

Policies and Procedures for Related Party Transactions

As provided by our audit committee charter, our audit committee must review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to our audit committee any such related party transaction prior to its completion.

We describe below transactions and series of similar transactions that have occurred since January 1, 2006 to which we were a party in which:

•       the amounts involved exceeded or will exceed $120,000; and

•       a director, executive officer, holder of more than 5% of our common stock or any member of their immediate families had or will have a direct or indirect material interest.

Preferred Stock Financings and Conversion into Common Stock

During the period 2003 through 2006, following board and stockholder approval, we sold securities to certain private investors, including our directors, executive officers and 5% stockholders and persons and entities associated with them. Between February 2005 and January 2006, we sold an aggregate of 4,684,892 shares of Series C convertible preferred stock at a purchase price of $5.42 per share, and between May 2006 and June 2006, we sold a total of 3,370,758 shares of Series D convertible preferred stock at a purchase price of $8.90 per share. All of the issued and outstanding preferred stock in our Company was converted into shares of common stock upon the closing of our initial public offering earlier this year. The table that follows sets forth the ownership of preferred stock by our 5% holders, directors and officers and persons and entities associated with them prior to its conversion to common stock.

Investor	Series C Preferred Stock	Series D Preferred Stock
5% Stockholders
Morgenthaler Partners(1)	1,660,516	968,876
Funds affiliated with Advanced Technology Ventures(2)	1,153,133	582,963
Funds affiliated with Latterell Venture Partners(3)	738,006	548,269
St. Paul Venture Capital(4)	1,014,760	337,078
Executive Officers
Brian J. Walsh	1,845	—
Directors
Robert E. Flaherty	—	1,685

(1)          Robert C. Bellas, Jr., one of our directors, is a Managing Member of Morgenthaler Management Partners VI, L.L.C., the Managing Partner of Morgenthaler Partners VI, L.P. which held these shares.

(2)          Michael A. Carusi, one of our directors, is a Managing Director of ATV Alliance Associates, L.L.C., ATV Associates VI, L.L.C. and ATV Associates VII, L.L.C., the General Partners of the funds affiliated with Advanced Technology Ventures which held these shares.

(3)          Patrick F. Latterell, one of our directors, is a Managing Member of Latterell Capital Management, L.L.C., Latterell Capital Management II, L.L.C. and Latterell Capital Management III, LLC, the General Partners of the funds affiliated with Latterell Venture Partners which held these shares.

(4)          Allan R. Will, one of our directors, is a Managing Director of SPVC Management VI, L.L.C., the Managing Member of St. Paul Venture Capital VI, L.L.C. which held these shares.

Code of Business Conduct and Ethics

Our Company is committed to maintaining the highest standards of business conduct and ethics. We have adopted a Code of Business Conduct and Ethics (the “Code”) for our directors, officers (including our principal executive officer and principal financial officer) and employees. The Code reflects our values and the business practices and principles of behavior that support this commitment. We expect all directors, as well as officers and employees, to act ethically at all times. The Code satisfies SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the Nasdaq listing standards requirement for a “code of conduct.” The Code is available on our Company’s website at www.xtentinc.com under “Company—Investor Relations—Corporate Governance.” We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq, on our website.

Communications with the Board of Directors

Stockholders wishing to communicate with the Board or with an individual Board member concerning XTENT may do so by writing to the Board or to the particular Board member, and mailing the correspondence to Attn: Board of Directors, c/o Secretary, XTENT, Inc., 125 Constitution Drive, Menlo Park, California 94025-1118. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Consideration of Director Nominees

Stockholder Nominations and Recommendations.   As described above in the Question and Answer section of this Proxy Statement under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?,” our Bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the Nominating and Corporate Governance Committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) of director candidates. A stockholder may recommend a candidate for the Board of Directors by submitting the following information to our Secretary at 125 Constitution Drive, Menlo Park, California 94025-1118: the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, professional and personal references, information regarding any relationships between the candidate and XTENT within the last three years. In addition, the party making the recommendation must submit evidence that such party is an XTENT stockholder.

Director Qualifications.   Members of the Board should have the highest professional and personal ethics and values, and conduct themselves in a manner consistent with our Code of Business Conduct and Ethics. The Committee has not established specific minimum qualifications for director candidates, however, it believes that the Board of Directors should be comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness, and (iv) meet other criteria as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

Identifying and Evaluating Director Nominees.   Typically new candidates for nomination to our Board are suggested by existing directors or by our executive officers. Candidates may also come to the attention of our Board through professional search firms, stockholders or other persons. The Committee will carefully review the qualifications of any candidates who have been properly brought to its attention. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper. The Committee will consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the independent directors using the same criteria as other candidates.

REPORT OF THE AUDIT COMMITTEE(1)

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

The Audit Committee is responsible for providing oversight to the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements   The Audit Committee monitors XTENT’s external audit process, including auditor independence matters, the scope and fees related to audits, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee also reviews the results of the external audit with regard to the adequacy and appropriateness of XTENT’s financial, accounting and internal controls over financial reporting. In addition, the Audit Committee generally oversees XTENT’s internal compliance programs. The function of the Audit Committee is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee members are not professional accountants or auditors. Under its Charter, the Audit Committee has authority to retain outside legal, accounting or other advisors as its deems necessary to carry out its duties and to require XTENT to pay for such expenditures.

The Audit Committee provides counsel, advice and direction to management and the independent registered public accounting firm on matters for which it is responsible, based on the information it receives from management and the independent registered public accounting firm and the experience of its members in business, financial and accounting matters.

XTENT’s management is responsible for the preparation and integrity of its financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

In this context, the Audit Committee hereby reports as follows:

1.      The Audit Committee has reviewed and discussed the audited financial statements for 2006 with XTENT’s management.

2.      The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

3.      The Audit Committee has received written disclosures and a letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP, required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”) and has discussed with PricewaterhouseCoopers LLP their independence.

4.      Based on the review and discussion referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in XTENT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The foregoing report is provided by the undersigned members of the Audit Committee.

Edward W. Unkart, Chair
Robert E. Flaherty
Robert C. Bellas, Jr.

(1)          The material in this report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of XTENT under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

COMPENSATION DISCUSSION AND ANALYSIS

One of the primary objectives of the compensation committee of our Board is to attract and retain talented, qualified executives to manage and lead our company. Compensation is comprised of a cash-based short-term salary component, adjusted annually by our compensation committee based on the individual performance of the executive, quarterly incentive payments upon achievement of milestones or corporate objectives and a long-term equity component providing long-term compensation based on company performance. The long-term component of our compensation is aimed at tying compensation levels to the generation of long-term stockholder value. The goals of our compensation program are (i) to provide total compensation that attracts, retains and motivates the talented and qualified executives required for the success of the Company; (ii) to provide our executives with a long-term incentive to build value for our stockholders through equity-based compensation; and (iii) to relate each executive’s total compensation to the overall performance of the Company as well as individual performance.

During 2006, our compensation committee relied on third party industry compensation surveys and their experience with other medical device companies to establish cash and equity compensation for our executive officers. Our compensation committee utilized this data to compensate our executive officers in a range between the 50th and 75th percentile of the compensation amounts provided to executives at comparable companies. In September 2006, we retained Compensia, a compensation consulting company, to help us evaluate our compensation philosophy and provide guidance to us in administering our compensation program in the future. On an annual basis, we plan to have Compensia provide us with market data on a peer group of companies in the medical device industry and we intend to benchmark this information and other information obtained by the members of our compensation committee against the compensation we offer to ensure that our compensation program is competitive. We also plan to have Compensia provide market data to our compensation committee for their consideration in establishing annual salary increases and additional stock grants. Our compensation committee intends to allocate total compensation between cash and equity based on benchmarking to the peer group, while considering the balance between short and long-term incentives. Our compensation committee expects to continue to compensate our executive officers in a range between the 50th and the 75th percentile of the compensation amounts provided to executives at comparable companies. Now that we are a public company, we anticipate that our compensation committee will depend on Compensia or other compensation consultants to supply us with timely information regarding market data for executive compensation in the medical device industry.

Compensation Components

Our executive compensation consists of the following:

Base Salary

We determine our executive salaries based on job responsibilities and individual experience and also benchmark the amounts we pay against comparable competitive market compensation for similar positions within the medical device industry. Our compensation committee reviews the salaries of our executives annually and our compensation committee grants increases in salaries based on individual performance during the prior calendar year and cost of living adjustments, as appropriate. Our compensation committee approved executive salary increases retroactive to January 1, 2007. The salary increases averaged approximately 5.5% over 2006 salary levels.

Non-Equity Incentive Programs

Our Chief Executive Officer, Gregory D. Casciaro, is eligible to receive non-equity incentive program payments based upon the achievement of certain milestones and corporate objectives. Our compensation committee determines these milestones in the first quarter of each year and assesses his individual performance against the milestones at the end of each month. Milestones must be met by the pre-determined achievement date in order for this monthly incentive payment to be made. Our compensation committee establishes the milestones based on the clinical, product development and overall strategic goals of our organization as proposed by management and our Board. Our compensation committee believes that by establishing a monthly incentive payment for Mr. Casciaro based on achievement of milestones that create value in our company, it has aligned his compensation with the interests of our stockholders. Mr. Casciaro is eligible to receive up to $175,000 in non-equity incentive program payments in 2007 based on achievement of multiple clinical, regulatory, operational and financial milestones.

Our Vice President of Sales and Marketing, Brian J. Walsh, receives guaranteed quarterly bonus payments as provided in his offer letter that, together with his annual salary, are meant to provide total compensation comparable to similar sales and marketing positions with commissionable sales. In addition, Mr. Walsh is eligible to receive non-equity incentive program payments based on achievement of milestones established by our compensation committee. These milestones are based on marketing goals such as clinical trial enrollment, marketing programs and research and development projects. Mr. Walsh is eligible to receive up to $12,500 in non-equity incentive program payments in the first half of 2007. The milestones for the 2007 non-equity incentive program payments for Mr. Walsh for the second half of 2007 have not yet been determined by our compensation committee. We expect that Mr. Walsh will continue to be eligible for similar guaranteed quarterly bonus payments and non-equity incentive program payments through 2007.

We do not have a bonus program established for any of our other executives or employees. Our compensation committee will continue to assess the need to implement additional non-equity incentive programs for other executive officers as a means of adding specific incentives towards achievement of specific departmental goals that could be key factors in our success.

Stock Options

We believe that equity ownership in our company is important to provide our executive officers with long-term incentives to build value for our stockholders. In 2006, the options for our executives were granted by our Board at regularly scheduled meetings and the exercise price of our options was the fair market value of our stock based upon the good faith determination of our Board. Now that we are a public company, we expect the exercise price of our options to be set at the closing price of our common stock on the date of grant. Based on meetings of our Board and our compensation committee since we have become a public company, our compensation committee will review and recommend and our Board will grant stock options to our executive officers. Our compensation committee, however, will grant options to all newly hired employees, other than executive officers, within stock option guidelines approved by our Board. In the event any of the grants reviewed by the compensation committee are outside the range contained within the new hire stock option guidelines, we expect to obtain approval from our Board in addition to the compensation committee. Each executive officer is initially provided with an option grant when they join our company based upon their position with us and their relevant prior experience. These initial grants generally vest over four years and no shares vest before the one year anniversary of the option grant. We spread the vesting of our options over four years to compensate executives for their contribution over a period of time. As we increased the number of outstanding shares from our financing activities in the past, we granted additional options to maintain ownership levels and extend vesting and retention incentives to our executives.

In addition to the initial option grants, our compensation committee recommends, and our Board grants, additional options to retain our executives and combine the achievement of corporate goals and strong individual performance. Options are granted based on a combination of individual contributions to our company and on general corporate achievements, including clinical trial enrollment, product development and corporate financing. Additional option grants are not communicated to executives in advance and vest monthly over a period of four years. For example, if we were to hire a new vice president of business development, we would provide such executive with an initial option grant for a number of shares that represents a percentage stock ownership level in our company that is consistent with the data that we receive from Compensia for comparable companies in the medical device industry and information we receive from third-party compensation surveys and targeted in a range between the 50th and 75th percentile of the levels at such comparable companies. On an annual basis, our compensation committee would assess the appropriate individual and corporate goals for this executive and provide additional option grants based upon the achievement by the executive of both individual and corporate goals. We expect that we will continue to provide new employees with initial option grants in 2007 to provide long-term compensation incentives and will continue to rely on performance-based and retention grants in 2007 to provide additional incentives for current employees. Additionally, in the future our compensation committee and Board may consider awarding additional or alternative forms of equity incentives, such as grants of restricted stock, restricted stock units and other performance based awards. The specific provisions of our option plans are as provided for below.

2002 Stock Plan.   Our sole director at the time adopted our 2002 Stock Plan in July 2002, and our stockholders approved our 2002 Stock Plan in July 2002. Our Board has determined not to grant any additional awards under the 2002 Stock Plan, however, the 2002 Stock Plan will continue to govern the terms and conditions of the outstanding awards granted thereunder.

A total of 3,595,500 shares of our common stock are authorized for issuance under the 2002 Stock Plan. As of April 1, 2007, options to purchase a total of 1,814,686 shares of our common stock were issued and outstanding, and a total of 1,653,821 shares of our common stock had been issued upon the exercise of options and stock purchase rights granted under the 2002 Stock Plan.

Our 2002 Stock Plan provides for the grant of options and stock purchase rights to our service providers. Stock purchase rights and nonstatutory stock options may be granted to our employees, directors and consultants, and incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, may be granted only to our employees. Our compensation committee administers the 2002 Stock Plan. The administrator has the authority to determine the terms and conditions of the options and stock purchase rights granted under the 2002 Stock Plan.

Our 2002 Stock Plan does not allow for the transfer of awards other than by will or the laws of descent and distribution and only the recipient of an award may exercise such award during his or her lifetime.

Our 2002 Stock Plan provides that in the event of our merger with or into another corporation, or a sale of substantially all of our assets, the successor corporation or its parent or subsidiary will assume or substitute for each outstanding stock purchase right and option. If the outstanding stock purchase rights or options are not assumed or substituted, they will become fully vested and exercisable for a 15-day period from the date the administrator provides notice of the vesting of outstanding options and stock purchase rights and will terminate at the end of such 15-day period.

2006 Equity Incentive Plan.   Our Board adopted, and our stockholders approved, our 2006 Equity Incentive Plan in August 2006. The 2006 Equity Incentive Plan became effective upon completion of our initial public offering in February 2007. Our 2006 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants.

As of April 1, 2007, 526,993 shares of our common stock were reserved for issuance pursuant to the 2006 Equity Incentive Plan and 21,000 of those shares were issued and outstanding. In addition, the shares reserved for issuance under our 2006 Equity Incentive Plan include (a) those shares reserved but unissued under the 2002 Stock Plan as of January 31, 2007 (b) shares returned to the 2002 Stock Plan as the result of termination of options or the repurchase of shares (provided that the maximum number of shares that may be added to the 2006 Equity Incentive Plan pursuant to (a) and (b) is 600,000 shares). Beginning in 2008, the number of shares available for issuance under the 2006 Equity Incentive Plan will be increased annually on the first day of each fiscal year by an amount equal to the lesser of (i) 4% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year; (ii) 1,500,000 shares; or (iii) an amount of shares determined by our Board.

The compensation committee of our Board together with our Board administers our 2006 Equity Incentive Plan. Our compensation committee consists of at least two or more “outside directors” within the meaning of Section 162(m) of the Code so that options granted under the 2006 Equity Incentive Plan qualify as “performance based compensation.” Under Section 162(m) of the Code, the annual compensation paid to our named executive officers will only be deductible to the extent it does not exceed $1,000,000. However, we can preserve our deduction with respect to income recognized pursuant to options if the conditions for performance based compensation under Section 162(m) are met, which requires, among other things, that options be granted by a committee consisting of at least two “outside directors.” Subject to the provisions of our 2006 Equity Incentive Plan, the administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. The administrator also has the authority to amend existing awards to reduce their exercise price, to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered in exchange for awards with a lower exercise price.

The exercise price of options granted under our 2006 Equity Incentive Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. Subject to the provisions of our 2006 Equity Incentive Plan, the administrator determines the term of all other options.

After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will generally remain exercisable for three months following the termination of service. However, in no event may an option be exercised later than the expiration of its term.

Stock appreciation rights may be granted under our 2006 Equity Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Subject to the provisions of our 2006 Equity Incentive Plan, the administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted stock may be granted under our 2006 Equity Incentive Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted stock units may be granted under our 2006 Equity Incentive Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. The administrator determines the terms and conditions of restricted stock units including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. Notwithstanding the foregoing, the administrator, in its sole discretion may accelerate the time at which any restrictions will lapse or be removed.

Performance units and performance shares may be granted under our 2006 Equity Incentive Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.

Our 2006 Equity Incentive Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2006 Equity Incentive Plan, including discretionary awards. Each non-employee director appointed to our Board, except for those directors who become non-employee directors by ceasing to be employee directors, receives an automatic initial nonstatutory stock option to purchase 30,000 shares of common stock upon such appointment. In addition, non-employee directors who have been directors for at least the preceding six months receive a subsequent nonstatutory stock option to purchase 10,000 shares of common stock immediately following each annual meeting of our stockholders. All options granted under the automatic grant provisions will have a term of ten years and an exercise price equal to fair market value on the date of grant. Each initial option to purchase 30,000 shares becomes exercisable as to one-third of the shares subject to the option on each anniversary of its date of grant, provided the non-employee director remains a director on such dates. Each annual option to purchase 10,000 shares becomes exercisable as to 100% of the shares subject to the option on the day prior to the one-year anniversary of the date of such grant, provided the non-employee director remains a director on such date. Unless the administrator provides otherwise, our 2006 Equity Incentive Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Our 2006 Equity Incentive Plan provides that in the event of a merger or “change in control,” as defined in the 2006 Equity Incentive Plan, each outstanding award will be treated as the administrator determines, including that the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. The administrator is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable. The administrator will provide notice to the recipient that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions met. The award will terminate upon the expiration of the period of time the administrator provides in the notice. In the event the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights will fully vest and become immediately exercisable, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and units will be deemed achieved at 100% of target levels, and all other terms and conditions met.

Our 2006 Equity Incentive Plan will automatically terminate in 2016, unless we terminate it sooner. In addition, our Board has the authority to amend, suspend or terminate the 2006 Equity Incentive Plan provided such action does not impair the rights of any participant.

Section 162(m) of the Code.   Under Section 162(m) of the Internal Revenue Code, a public company generally may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers. Until the annual meeting of our stockholders in 2010, or until the plan is materially amended, if earlier, awards granted under the plan will be exempt from the deduction limits of Section 162(m).

Tax Consequences.   The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under our 2002 Stock Plan and our 2006 Equity Incentive Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

Incentive Stock Options.   Optionees recognize no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the optionee is subject to the alternative minimum tax). Optionees who neither dispose of their shares acquired upon the exercise of an incentive stock option, or ISO shares, within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. A capital gain will be long-term if the optionee’s holding period is more than 12 months. We will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.

Nonstatutory Stock Options.   Optionees generally recognize no taxable income as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee of ours, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

401(k) Plan

We maintain a retirement savings plan, or a 401(k) Plan, for the benefit of our eligible employees. Employees eligible to participate in our 401(k) Plan are those employees who have attained the age of 21. Currently, employees may elect to defer their compensation up to the statutorily prescribed limit. We may, but have not, matched employee contributions or made discretionary contributions to the 401(k) Plan. An employee’s interests in his or her deferrals are 100% vested when contributed. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made.

Executive Time Off

Our executive officers do not receive a guaranteed amount of Paid Time Off (“PTO”), but participate instead in an Executive Time Off plan. Our executive officers are expected to manage personal time off in a manner that does not impact performance or achievement of goals. Until December 31, 2005, executives participated in the PTO benefit program which was offered to all of our employees at that time. Upon termination, executives who participated will be entitled to payment of their accrued benefits that existed at December 31, 2005.

2006 Employee Stock Purchase Plan

Our executive officers and all of our other employees may participate in our 2006 Employee Stock Purchase Plan. We believe that allowing them the opportunity to participate in the 2006 Employee Stock Purchase Plan provides them further incentive towards ensuring our success and accomplishing our corporate goals.

The specific provisions of our 2006 Employee Stock Purchase Plan are as provided for below.

Our Board adopted, and our stockholders approved, our 2006 Employee Stock Purchase Plan in August 2006 and it became effective upon completion of our initial public offering in February 2007. A total of 500,000 shares of our common stock are available for sale. In addition, our 2006 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance under the 2006 Employee Stock Purchase Plan on the first day of each fiscal year beginning in 2008, equal to the lesser of:

•       3% of the outstanding shares of our common stock on the first day of such fiscal year;

•       1,000,000 shares; or

•       such other amount as may be determined by our Board.

Our compensation committee administers the 2006 Employee Stock Purchase Plan. Our compensation committee has full and exclusive authority to interpret the terms of the 2006 Employee Stock Purchase Plan and determine eligibility to participate subject to the conditions of our 2006 Employee Stock Purchase Plan as described below.

All of our employees are eligible to participate if they are employed by us (or any participating subsidiary) for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted an option to purchase stock under the 2006 Employee Stock Purchase Plan if such employee:

•       immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock; or

•       holds rights to purchase stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of stock for each calendar year.

Our 2006 Employee Stock Purchase Plan is intended to qualify under Section 423 of the Code. Each offering period includes purchase periods, which will be the approximately six-month period commencing with one exercise date and ending with the next exercise date. The offering periods are scheduled to start on the first trading day on or after May 15 and November 15 of each year, except for the first such offering period, which commenced on February 1, 2007 and ends on the first trading day on or after November 15, 2007.

Our 2006 Employee Stock Purchase Plan permits participants to purchase common stock through payroll deductions of up to 15% of their eligible compensation, which includes a participant’s base straight time gross earnings, certain commissions, overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation. A participant may purchase a maximum of 1,250 shares during a six-month purchase period.

Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each six-month purchase period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of each offering period or on the exercise date. If the fair market value of our common stock on the exercise date is less than the fair market value on the first trading day of the offering period, participants will be withdrawn from the current offering period following their purchase of shares on the purchase date and will be automatically re-enrolled in a new offering period. Participants may end their participation at any time during an offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

A participant may not transfer rights granted under the 2006 Employee Stock Purchase Plan other than by will, the laws of descent and distribution, or as otherwise provided under the 2006 Employee Stock Purchase Plan.

In the event of our merger or change in control, as defined under the 2006 Employee Stock Purchase Plan, a successor corporation may assume or substitute for each outstanding option. If the successor corporation refuses to assume or substitute for the option, the offering period then in progress will be shortened, and a new exercise date will be set. The administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

Our 2006 Employee Stock Purchase Plan will automatically terminate in 2016, unless we terminate it sooner. Our Board has the authority to amend, suspend or terminate our 2006 Employee Stock Purchase Plan, except that, subject to certain exceptions described in the 2006 Employee Stock Purchase Plan, no such action may adversely affect any outstanding rights to purchase stock under our 2006 Employee Stock Purchase Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information regarding common stock that may be issued upon the exercise of options, warrants and rights under our 2002 Stock Plan as of December 31, 2006. Our 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan were not in effect until our initial public offering in 2007, and therefore, no options, warrants or rights were outstanding under those plans as of December 31, 2006. All our equity compensation plans have been approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,876,429	$3.11	132,113
Equity compensation plan not approved by security holders	—	N/A	—
Total	1,876,429		132,113

2006 Summary Compensation Table

The following table sets forth summary compensation information for the year ended December 31, 2006 for our chief executive officer, chief financial officer and each of our other three most highly compensated executive officers as of the end of the last fiscal year. We refer to these persons as our named executive officers elsewhere in this Proxy Statement. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Salary	Bonus		Option Awards(1)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Gregory D. Casciaro	$318,603	$—		$369,077	$75,000	(2)	$—		$762,680
President, Chief Executive Officer and Director
Timothy D. Kahlenberg(3)	153,173	—		266,712	—		200,000	(4)	619,885
Chief Financial Officer
Jeffry J. Grainger	238,602	—		88,170	—		—		326,772
Vice President of Corporate Affairs and General Counsel
Randolph E. Campbell	241,945	—		96,182	—		—		338,127
Chief Technical Officer
Brian J. Walsh	203,290	53,000	(5)	88,170	24,500	(6)	—		368,960
Vice President of Sales and Marketing

(1)           Amounts represent the expensed fair value of stock options granted in 2006 under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123(R)”).

(2)           Represents amounts earned by Mr. Casciaro under our non-equity incentive program for the achievement of specific clinical, financing and other corporate objectives.

(3)           Mr. Kahlenberg commenced employment in April 2006 at an annual salary of $225,000.

(4)           Represents a relocation bonus made to Mr. Kahlenberg based on his offer of employment.

(5)           Mr. Walsh receives a quarterly bonus of $13,250 until commissions are earned on sales.

(6)          Represents amounts earned by Mr. Walsh under our non-equity incentive program for the achievement of specific marketing, research and development, and other corporate objectives.

Grants of Plan-Based Awards in 2006

The following table lists grants of plan-based awards made to our named executive officers in 2006 and related total fair value compensation for 2006.

						All Other	Exercise or	Grant Date Fair
		Estimated Future Payouts Under				Option Awards:	Base Price of	Value of Stock
	Grant	Non-Equity Incentive Plan Awards				Number of Securities	Option	and Option
Name	Date	Threshold	Target	Maximum		Underlying Options	Awards	Awards(1)
Gregory D. Casciaro	2/1/2006	$—	$—	$—		104,000	$1.50	$864,386
	6/5/2006	—	—	—		125,000	5.20	1,170,675
	2/1/2006	—	—	175,000	(2)	—	—
Timothy D. Kahlenberg	5/1/2006	—	—	—		170,911	3.50	1,596,992
Jeffry J. Grainger	5/1/2006	—	—	—		56,500	3.50	527,936
Randolph E. Campbell	5/1/2006	—	—	—		61,634	3.50	575,908
Brian J. Walsh	5/1/2006	—	—	—		56,500	3.50	527,936
	2/1/2006	—	—	25,000	(3)	—	—

(1)             Amounts represent the total fair value of stock options granted in 2006 under SFAS 123(R).

(2)             Amounts based on the achievement of specific clinical, financing and other corporate objectives.

(3)             Amounts based on the achievement of specific marketing, research and development, and other corporate objectives.

Equity Incentive Awards Outstanding as of December 31, 2006

The following table lists the outstanding equity incentive awards held by our named executive officers as of December 31, 2006.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Option Exercise Price	Option Expiration Date	Vesting Commencement Date	Number of Shares or Units of Stock that Have Not Vested(4)	Market Value of Shares or Units of Stock that Have Not Vested
Gregory D. Casciaro	134,000	$0.40	2/1/2015	2/1/2005(2)	253,750	$3,126,200
	104,000	1.50	2/1/2016	2/1/2006(2)
	125,000	5.20	6/5/2016	4/27/2006(2)
				9/21/2004(3)
Timothy D. Kahlenberg	170,911	3.50	5/1/2016	5/1/2006(3)
Jeffry J. Grainger	56,500	3.50	5/1/2016	5/1/2006(2)
				9/30/2003(3)	18,750	231,000
				2/1/2005(2)	12,188	150,156
				8/3/2005(2)	1,334	16,435
Randolph E. Campbell	61,634	3.50	5/1/2016	5/1/2006(2)
				4/13/2004(3)	62,500	770,000
				2/1/2005(2)	35,209	433,775
				8/3/2005(2)	3,834	47,235
Brian J. Walsh	50,000	0.40	2/3/2014	2/2/2004(3)
	22,500	0.40	2/1/2015	2/1/2005(2)
	2,000	0.54	8/3/2015	8/3/2005(2)
	56,500	3.50	5/1/2016	5/1/2006(2)

(1)             All options held by our named executive officers may be early exercised.

(2)             The shares underlying this option vest 1/48 per month following the vesting commencement date.

(3)             25% of the shares underlying this option vest on the one year anniversary of the vesting commencement date and 1/48 per month thereafter.

(4)             The shares listed below were issued pursuant to the exercise of early-exercise stock options to purchase shares of our common stock. These shares are subject to a right of repurchase held by us that will lapse over time.

Aggregated Option Exercises in 2006

The following table lists the options exercised by our named executive officers in 2006.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Gregory D. Casciaro	—	$—
Timothy D. Kahlenberg	—	—
Jeffry J. Grainger	74,499	81,669
Randolph E. Campbell	70,750	70,020
Brian J. Walsh	—	—

Employment Agreements

Employment with us is at will. We do not have employment agreements with any of our executive officers.

Nonqualified Deferred Compensation

None of our named executive officers participate in non-qualified defined contribution plans or other deferred compensation plans maintained by us. Our compensation committee, which will be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code by October 2007, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

2006 Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2006.

Name	Fees Earned or Paid in Cash	Option Awards(1)		Total
Henry A. Plain, Jr.	$—	$23,323	(2)	$23,323
Robert C. Bellas, Jr.	—	—		—
Michael A. Carusi	—	—		—
Robert E. Flaherty	—	—		—
Patrick F. Latterell	—	—		—
Edward W. Unkart	17,123	22,633	(3)	39,756
Allan R. Will	—	—		—

(1)          Amounts represent the expensed fair value of stock options granted in 2006 under SFAS 123(R).

(2)          A stock option exercisable for 25,000 shares was outstanding as of December 31, 2006.

(3)          A stock option exercisable for 22,500 shares was outstanding as of December 31, 2006.

The Chairman of our Board receives an annual retainer of $60,000 for his service to our Company and each of our non-employee directors receive an annual retainer of $35,000 for their service on our board. The Chairman of the Audit Committee receives an additional annual retainer of $15,000 and the Chairmen of our other two standing committees, the Compensation Committee and Nominating and Corporate Governance Committee each receive an additional annual retainer in the amount of $10,000.

Our 2006 Equity Incentive Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2006 Equity Incentive Plan, including discretionary awards. Each non-employee director appointed to our Board, except for those directors who become non-employee directors by ceasing to be employee directors, receives an automatic initial nonstatutory stock option to purchase 30,000 shares of common stock upon such appointment. In addition, non-employee directors who have been directors for at least the preceding six months receive a subsequent nonstatutory stock option to purchase 10,000 shares of common stock immediately following each annual meeting of our stockholders. All options granted under the automatic grant provisions will have a term of ten years and an exercise price equal to fair market value on the date of grant. Each initial option to purchase 30,000 shares becomes exercisable as to one-third of the shares subject to the option on each anniversary of its date of grant, provided the non-employee director remains a director on such dates. Each annual option to purchase 10,000 shares becomes exercisable as to 100% of the shares subject to the option on the day prior to the one-year anniversary of the date of such grant, provided the non-employee director remains a director on such date.

We also reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our board and committee meetings. In addition, we have in the past granted directors options to purchase our common stock pursuant to the terms of our 2002 Stock Plan. As explained above, our 2006 Equity Incentive Plan provides for the automatic grant of options to our non-employee directors. See “—Stock Options—2006 Equity Incentive Plan.”

Potential Payments Following a Change in Control

The following summaries set forth potential payments payable to our executive officers upon termination of employment following a change in control of us under their current change of control agreements with us. The compensation committee of our Board may, at their discretion, amend or add benefits to these arrangements as they deem advisable.

Executive Officers

We have entered into change of control agreements with each of our employees at the level of vice president or above that provide for severance benefits in the event that a covered employee’s employment with us terminates as a result of an involuntary termination at any time within 12 months after a change of control as follows:

•       all options held by the employee will become fully vested and any right we may have to repurchase any shares held by the employee will lapse; and

•       certain health coverage and benefits for that employee will be paid by us until the earlier of six months from the date of such employee’s termination or until the employee begins working at another company that offers comparable benefits.

For the purpose of our change of control agreements, “change of control” means:

•       any merger or consolidation of us with any other corporation that would result in our voting securities outstanding immediately prior to such transaction no longer continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or

•       any person becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities.

For the purpose of our change of control agreements, “involuntary termination” means:

•       a significant reduction of the employee’s duties, position or responsibilities relative to the employee’s duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the employee from such position, duties and responsibilities, unless the employee is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of our being acquired and made part of a larger entity (as, for example, when our Chief Financial Officer remains as such following a Change of Control but is not made the Chief Financial Officer of the acquiring corporation) shall not constitute an involuntary termination;

•       a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the employee immediately prior to such reduction;

•       a reduction of the employee’s base salary as in effect immediately prior to such reduction;

•       a material reduction in the kind or level of employee benefits to which the employee is entitled immediately prior to such reduction with the result that the employee’s overall benefits package is significantly reduced;

•       the relocation of the employee to a facility or a location more than fifty (50) miles from his current location;

•       any purported termination of the employee which is not effected as a result of (i) any act of personal dishonesty taken by the employee in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the employee, (ii) employee’s conviction of a felony which our Board reasonably believes has had or will have a material detrimental effect on our reputation or business, (iii) a willful act by the employee which constitutes misconduct and is injurious to us, (iv) continued willful violations by the employee of the employee’s obligations to us after there has been delivered to the employee a written demand for performance from us which describes the basis for our belief that the employee has not substantially performed his duties, or (v) for which the grounds relied upon by us are not valid; or

•       our failure to obtain the assumption of the change of control agreement by any successor entity.

Based on a share price of $12.32 per share as of December 31, 2006, and the number of options and shares held by each of our executive officers that were unvested as of December 31, 2006, the estimated value of acceleration of these options and shares held by each executive officer is shown in the following table, as well as the maximum value of benefits which would be paid on behalf of each officer upon a change of control.

Name	Value of Accelerated Options and Shares	Value of Benefits in Change of Control
Bernard H. Andreas	$263,090	$8,951
Randolph E. Campbell	1,674,214	9,047
Jeffry J. Grainger	810,166	9,051
Timothy D. Kahlenberg	1,507,435	9,008
Philippe H. Marco	633,497	8,999
Brian J. Walsh	934,337	8,968

Gregory D. Casciaro

We have entered into a slightly different change of control agreement with Gregory D. Casciaro that provides for additional severance benefits in the event that Mr. Casciaro’s employment with us terminates as a result of his involuntary termination at any time after a change of control as follows:

•       all options held by him will become fully vested and any right we may have to repurchase any shares held by him will lapse;

•       monthly severance payments equal to his last monthly base salary prior to his termination for a period of 12 months following the date of his termination; and

•       certain health coverage and benefits for Mr. Casciaro will be paid until the earlier of 12 months from the date of his termination or until he begins employment with another company that offers comparable benefits.

In addition to the severance benefits described above, our change of control agreement with Mr. Casciaro also provides for a change of control benefit. Upon a change of control without termination, Mr. Casciaro will immediately vest in 50% of the unvested shares underlying options then held by him and our right to repurchase 50% of shares previously purchased by him that are subject to vesting, will lapse.

The definitions for “involuntarily termination” and “change of control” discussed above for the change of control agreements with each of our other employees at the level of vice president or above are identical to those included in our change of control agreement with Mr. Casciaro.

Based on Mr. Casciaro’s current base salary, we estimate that the value of his severance payments to be $318,603. Based on a share price of $12.32 per share as of December 31, 2006, and the number of options and shares held by Mr. Casciaro that were unvested as of December 31, 2006, we estimate the value of acceleration of these options and shares to be $6,006,685. The maximum value of his benefits that would be paid upon a change of control would be $11,337.

Members of our Board of Directors

We have also entered into agreements with each non-employee member of our Board under which all unvested shares underlying options then held by such director will become fully vested and immediately exercisable if such director is terminated without cause within 12 months of a change of control.

Additional Change of Control Provisions

Each of our 2002 Stock Plan, 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan also contains change of control provisions as described above. See “—Stock Options—2002 Stock Plan, 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan.”

2007 Compensation

Our compensation committee approved executive salary increases retroactive to January 1, 2007. The salary increases averaged approximately 5.5% over 2006 salary levels. Brian J. Walsh is eligible to receive up to $12,500 in non-equity incentive program payments in the first half of 2007 based on achievement of multiple clinical, product development and marketing milestones. The milestones for the 2007 non-equity incentive program payments for Brian J. Walsh for the second half of 2007 have not yet been determined by our compensation committee. Gregory D. Casciaro is eligible to receive up to $175,000 in non-equity incentive program payments in 2007 based on achievement of multiple clinical, regulatory, operational and financial milestones.  Additionally, we have not yet determined whether we will establish incentive plans for any of our other executive officers for 2007.

Limitations on Liability and Indemnification

Our amended and restated certificate of incorporation and bylaws provide that we will indemnify our directors and executive officers, and may indemnify our other officers, employees and other agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware.

We have entered into indemnification agreements with our directors, executive officers and others. Under these agreements, we are required to indemnify them against all expenses, judgments, fines,

settlements and other amounts actually and reasonably incurred in connection with any actual or threatened proceeding, if any of them may be made a party to such proceeding because he or she is or was one of our directors or officers. We are obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, we are obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.

In addition, our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision in our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director continues to be subject to liability for any breach of the director’s duty of loyalty to us and for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have a directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an executive officer or former officer of our company. No executive officer of our company served on the board of directors of any entity whose executive officers included a director of our company.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management of the Company, and based upon those discussions, the Committee has recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the undersigned members of the Compensation Committee.

Robert E. Flaherty, Chair
Michael A. Carusi
Henry A. Plain, Jr.

PROPOSAL ONE—ELECTION OF DIRECTOR

Classes of the Board of Directors

Our Board currently consists of eight directors, divided among the three classes designated as Class I, Class II and Class III of approximately equal size.  The members of each class are usually elected to serve three-year terms with the term of office for each class ending in successive years. Our Class I directors, Gregory D. Casciaro and Patrick F. Latterell, are the directors whose terms expire at this Annual Meeting. Although our Nominating and Corporate Governance Committee initially discussed the nomination of Mr. Latterell for another three year term, Mr. Latterell has indicted that he is not interested in serving another term. Therefore, we are not nominating Patrick F. Latterell for re-election. Mr. Latterell’s decision to forego another term on our Board is not the result of any disagreement between Mr. Latterell and our Board or our management. We expect our Board will consist of seven directors following our 2007 Annual Meeting and following our 2007 Annual Meeting we will have one vacancy for a Class I director on our Board.

NOMINEE FOR DIRECTOR FOR THREE-YEAR TERM ENDING 2010

Gregory D. Casciaro has served as our President, Chief Executive Officer and a member of our Board since September 2004. From February 2000 to August 2003, Mr. Casciaro was the President and Chief Executive Officer and a director of Orquest, a medical technology company. Mr. Casciaro also currently serves on the board of directors of a privately-held company. Mr. Casciaro holds a B.A. in Business Administration from Marquette University.

Mr. Casciaro has been nominated for re-election to the Board to serve until the 2010 Annual Meeting or until his respective successor has been appointed or elected. We expect Mr. Casciaro to be able to serve if elected. If a director nominee is not able to serve, proxies may be voted in favor of any other person the Board may select.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEE FOR CLASS I DIRECTOR LISTED ABOVE.

Directors Continuing in Office Until 2008

Robert C. Bellas, Jr. has served on our Board since July 2002. Mr. Bellas has been a General Partner at Morgenthaler Ventures, a venture capital firm, since January 1984. Mr. Bellas also serves on the boards of several privately-held healthcare and information technology companies. Mr. Bellas holds a B.S. in Engineering, Math, Chemistry and Physics from the U.S. Naval Academy and an M.B.A. from Stanford University.

Michael A. Carusi has served on our Board since May 2003. He has been a General Partner at Advanced Technology Ventures, a venture capital firm, since October 1998. Mr. Carusi also serves on the boards of several privately-held life sciences and medical device companies. Mr. Carusi holds a B.S. in Mechanical Engineering from Lehigh University and an M.B.A. from Dartmouth College.

Allan R. Will has served on our Board since July 2002 and as Chairman of our Board from July 2002 to October 2004. Mr. Will has been a Managing Director of Split Rock Partners, a venture capital firm, since July 2004. From November 2002 to June 2004, Mr. Will was a General Partner at St. Paul Venture Capital, a venture capital firm. Mr. Will is the founder and Chairman of the board of directors of The Foundry and served as its Chief Executive Officer from 1998 until 2002. Mr. Will also served as the interim Chief Executive Officer of Concentric Medical from 2001 to 2002, as Chief Executive Officer of Evalve from 1999 to 2000, as the President and Chief Executive Officer of AneuRx from 1994 to 1997. Mr. Will also serves on the boards of several privately-held medical device companies. Mr. Will holds a B.S. in Zoology from the University of Maryland and an M.S. in Management from the Massachusetts Institute of Technology.

Directors Continuing in Office Until 2009

Robert E. Flaherty has served on our Board since January 2007. Mr. Flaherty served as Chairman, President and Chief Executive Officer of Athena Diagnostics, a commercial laboratory company, since 1992. Athena Diagnostics was acquired by Thermo Fisher Scientific in November 2006. Prior to Athena Diagnostics, Mr. Flaherty was employed by Becton, Dickinson and Company, a medical technology company, and held various positions including President of the Becton Dickinson Division. Mr. Flaherty currently serves on the board of directors of AngioDynamics and is a member of its audit and compensation committees. Mr. Flaherty holds a B.S. in Industrial Engineering from Lehigh University and an M.B.A. from Harvard University.

Henry A. Plain, Jr. has served on our Board since June 2002 and as Chairman of our Board since October 2004. Mr. Plain also served as our President and Chief Executive Officer from June 2002 to October 2004. Mr. Plain has been the Vice Chairman of the board of directors of The Foundry since July 2000. From February 1993 to November 1999, Mr. Plain was the President and Chief Executive Officer and a member of the board of directors of Perclose and directed Perclose through an initial public offering, a secondary offering and an acquisition by Abbott Laboratories in November 1999. Following the acquisition of Perclose by Abbott Laboratories, Mr. Plain served as the President of Perclose and Vice President of Hospital Products Division at Abbott Laboratories until May 2000. Mr. Plain also serves on the boards of several privately-held medical device companies. Mr. Plain holds a B.S. in Business Administration from the University of Missouri, Columbia.

Edward W. Unkart has served on our Board since August 2006. Since January 2005, Mr. Unkart has served as Vice President of Finance and Administration and Chief Financial Officer of SurgRx, a manufacturer of medical devices used in surgery. From June 2004 to December 2004, Mr. Unkart was an independent consultant. From May 2001 to May 2004, Mr. Unkart served as Vice President of Finance and Administration and Chief Financial Officer of Novacept, a manufacturer of medical devices for women’s healthcare, which was acquired by Cytyc Corporation in March 2004. From February 1999 to March 2001, Mr. Unkart was the Vice President of Finance and Administration and Chief Financial Officer of Praxon, a manufacturer of small business telephone systems. A petition was filed on behalf of Praxon under the federal bankruptcy laws in June 2001. From October 1995 to December 1998, Mr. Unkart served as the Vice President of Finance and Administration and Chief Financial Officer of FemRx, a manufacturer of medical devices for women’s healthcare, which was acquired by Johnson & Johnson in November 1998. Mr. Unkart currently serves on the board of directors of VNUS Medical Technologies, a publicly-traded medical device company, and is the chairperson of its audit committee. Mr. Unkart also serves on the board of directors of various privately-held medical device companies. Mr. Unkart is a Certified Public Accountant and holds a B.S. in Statistics and an M.B.A. from Stanford University.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCooopers LLP as the independent registered public accounting firm to perform the audit of our Company’s financial statements for the fiscal year ending December 31, 2007. PricewaterhouseCoopers audited our Company’s financial statements for 2006 and 2005. PricewaterhouseCoopers is an independent registered public accounting firm. The Board is asking the stockholders to ratify the selection of PricewaterhouseCoopers as our Company’s independent auditor for 2007. Although not required by law, the rules of NASDAQ, or our Company’s Bylaws, the Board is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of our Company and our stockholders.  If the stockholders fail to ratify the selection of PricewaterhouseCoopers as our independent auditor for 2007, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2007. A majority of the shares present in person or by proxy and entitled to vote at the 2007 Annual Meeting is required for approval of this proposal.

Representatives of PricewaterhouseCoopers are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

Fees Paid to Independent Auditors

The following table sets forth the fees to PricewaterhouseCoopers, the member firms of PricewaterhouseCoopers, and their respective affiliates (collectively, “PwC”):

Service Category	2006	2005
Audit Fees	$1,333,030	$39,450
Audit-Related Fees	—	—
Tax Services Fees	12,040	3,650
All Other Fees	—	—
Total	$1,345,070	$43,100

Audit Fees

The aggregate Audit Fees to PwC in the year ended December 31, 2006 were $1,333,030. This included fees for services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2006 and the review of the financial statements included in the Company’s Registration Statement filed in connection with its initial public offering.  The aggregate Audit Fees to PwC in the year ended December 31, 2005 were $39,450.

Tax Fees

The aggregate Tax Fees to PwC were $12,040 in the year ended December 31, 2006 and $3,650 in the year ended 2005. Tax Fees in 2005 and 2006 represented fees for services rendered to the Company for tax compliance.

To help ensure the independence of the independent registered public accounting firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for our Company by the independent registered public accounting firm, with the exception of up to $20,000 in fees, which may be approved by the Audit Committee Chair alone. Pursuant to this policy and subject to this exception, all audit and non-audit services to be performed by the independent auditor during 2007 must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements and for services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax services fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

All of the services provided by PricewaterhouseCoopers described in the table above were approved by the Board of Directors.

OTHER MATTERS

We are not aware of any other business to be presented at the meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this Proxy Statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

Gregory D. Casciaro
President, Chief Executive Officer and Director
Menlo Park, California
May 17, 2007

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
XTENT, INC.

PURPOSE

The purpose of the Audit Committee of the Board of Directors of XTENT, Inc. (the “Company”) shall be to:

•       provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•       assist the Board in monitoring (1) the integrity of the Company’s financial statements, (2) the Company’s internal accounting and financial controls, (3) the Company’s compliance with legal and regulatory requirements, (4) the performance of the Company’s internal audit function, and (5) the independent auditor’s qualifications, independence and performance; and

•       provide to the Board such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

MEMBERSHIP REQUIREMENTS

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board upon recommendation of the Nominating and Governance Committee and Audit Committee members may be replaced by the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria (as well as any additional criteria required by the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and the SEC):

•       each member must be an independent director in accordance with (i) the Audit Committee requirements of the Nasdaq Rules and (ii) the rules of the SEC;

•       each member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years;

•       each member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement; and

•       at least one member must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, by virtue of such member’s past employment experience in finance or accounting, requisite professional certification in finance or accounting, or any other comparable experience or background which results in such individual’s financial sophistication.

The Board may designate one member of the Audit Committee as its chairperson.

AUTHORITY AND RESPONSIBILITIES

•       The Audit Committee shall appoint and oversee the work of the independent auditors, approve the compensation of the independent auditors and review and, if appropriate, discharge the independent auditors. In this regard, the independent auditors shall report directly to the Audit Committee, and the Audit Committee shall have the sole authority to approve the hiring and discharging of the independent auditors, all audit engagement fees and terms and all permissible non-audit engagements with the independent auditors.

•       The Audit Committee shall pre-approve (or, where permitted under the rules of the SEC, subsequently approve) engagements of the independent auditors to render audit services and/or establish pre-approval policies and procedures for such engagements, provided that (i) such policies and procedures are detailed as to the particular services rendered, (ii) the Audit Committee is informed of each such service and (iii) such policies and procedures do not include delegation to management of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934, as amended. The Audit Committee shall also pre-approve any non-audit services proposed to be provided to the Company by such independent auditors.

•       The Audit Committee shall review the independence of the independent auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, (ii) maintaining an active dialogue with the independent auditors, covering any disclosed relationship or services that may impair their objectivity and independence, (iii) presenting this statement to the Board and (iv) to the extent there are any such relationships, monitoring and investigating them and, if necessary, taking, or recommending to the Board that the Board take, appropriate action to oversee the independence of the outside auditors.

•       The Audit Committee shall evaluate, at least annually, the independent auditors’ qualifications, performance and independence, which evaluation shall include a review and evaluation of the lead partner of the independent auditors and consideration of whether there should be rotation of the lead audit partner or the auditing firm, and take appropriate action to oversee the independence of the independent auditors.

•       The Audit Committee shall review, in consultation with the independent auditors, the annual audit plan and scope of audit activities and monitor such plan’s progress.

•       The Audit Committee shall discuss and, as appropriate, review with management and the independent auditors the Company’s annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” discuss with the independent auditors any other matters required to be discussed by Statement on Auditing Standards 61, and recommend to the Board whether the audited financial statements and Management’s Discussion and Analysis should be included in the Company’s Form 10-K or 10-Q.

•       The Audit Committee shall discuss with management, the internal auditor and the independent auditors significant financial reporting issues raised and judgments made in connection with the preparation of the Company’s financial statements, including the review of (i) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles; (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues raised and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements, on the Company’s financial statements; and (iv) the type and presentation of information to be included in earnings press releases, as well as any financial information and earnings guidance to be provided to analysts and rating agencies.

•       The Audit Committee shall receive, review and discuss quarterly reports from the independent auditors on (i) the major critical accounting policies and practices to be used; (ii) significant alternative treatments of financial information within GAAP that have been discussed with management; (iii) ramifications of the use of such alternative disclosures and treatments; (iv) any treatments preferred by the independent auditors; and (v) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

•       The Audit Committee shall review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. The Audit Committee shall resolve any disagreements between management and the independent auditors regarding financial reporting.

•       The Audit Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•       The Audit Committee shall discuss, in a general manner, earnings press releases and financial information and earnings guidance to be provided to analysts and rating agencies, including any proposed use of “pro forma” or “adjusted” non-GAAP information.

•       The Audit Committee shall discuss guidelines and policies with respect to risk assessment and risk management. In connection therewith, the Audit Committee shall conduct an assessment of the Company’s insurance coverages from time to time, including a review of the director and officer insurance coverages not less than once annually, in order to make recommendations to the Board with respect thereto.

•       The Audit Committee shall review and approve the Company’s cash management policy on a not less than annual basis.

•       The Audit Committee shall discuss with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance procedures.

•       The Audit Committee shall review the adequacy and effectiveness of the Company’s internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company’s audit function, as well as the need for any special audit procedures in response to material control deficiencies, through inquiry and discussions with the Company’s independent auditors and management. In addition, the Audit Committee shall review the reports prepared by management, and attested to by the Company’s independent auditors, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under SEC rules. The Audit Committee shall review disclosures regarding the Company’s internal controls that are required to be included in SEC reports.

•       The Audit Committee shall establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•       The Audit Committee shall review, approve and monitor the portions of the Company’s code of ethics applicable to its senior financial officers.

•       The Audit Committee shall review and approve in advance any proposed related party transaction.

•       The Audit Committee shall oversee compliance with the SEC requirements for disclosure of auditor’s services and Audit Committee member qualifications and activities.

•       The Audit Committee shall make regular reports to the Board, which reports shall include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

•       The Audit Committee shall review and reassess the adequacy and scope of this Charter annually and recommend any proposed changes to the Board for approval.

•       At least annually, the Audit Committee shall evaluate its performance.

•       The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company, (ii) compensation to any advisers employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate for carrying out its duties.

•       Periodically, the Audit Committee shall meet separately with the Company’s management, with the internal auditors and with the independent auditors.

•       The Audit Committee may form subcommittees for any purpose that the Audit Committee deems appropriate and may delegate to such subcommittees such power and authority as the Audit Committee deems appropriate. The Audit Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Audit Committee as a whole.

•       The Audit Committee will set its own schedule of meetings and will meet at least quarterly, with the option of holding additional meetings at such times as it deems necessary. The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

•       The Audit Committee shall perform such other functions as assigned by law, the Company’s certificate of incorporation or bylaws or the Board.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

It is recognized that the members of the Audit Committee are not full-time employees of the Company, that it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and that each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee, in either instance absent actual knowledge to the contrary.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

XTENT, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of XTENT, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated May 17, 2007 and hereby appoints Edward W. Unkart and Timothy D. Kahlenberg, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2007 Annual Meeting of Stockholders of XTENT, Inc. to be held on June 20, 2007, at 9:00 a.m., local time, at XTENT’s offices located at 125 Constitution Drive, Menlo Park, California 94025-1118, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

FOLD AND DETACH HERE

						Please Mark your votes as indicated		☒

1.	Election of Director	FOR ☐	AGAINST ☐	2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of our Company for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CLASS I NOMINEE:

	GREGORY D. CASCIARO

THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE BY STRIKING THROUGH THE INDIVIDUAL’S NAME ABOVE

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTOR; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES

				.

SIGNATURE(S)	SIGNATURE(S)	Date:	, 2007

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. If the stock you are voting is registered in the name of two or more persons, each should sign.  Persons signing in a fiduciary capacity should use their respective titles.   If shares are held by joint tenants or as community property, both parties should sign.  If shares are held by a corporation, please give the full corporate name and have a duly authorized officer sign, stating title, and if the shares are held by a partnership, please have an authorized person sign in the name of the partnership.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available until 11:00 PM Pacific Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail

http://www.investorvote.com		1-800-652-8683		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.